UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2010

Commission File Number: 0-53150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

In its Form 8-K filed on April 15, 2010, as amended by its Form 8-K/A filed on May 12, 2010, NACEL Energy Corporation (“NACEL Energy” or the “Company”) disclosed that it had submitted to the Arizona Public Service Co. (APS), a comprehensive bid, with assistance of a tier-one wind turbine manufacturer, for the supply of 19.5 MW of renewable energy, from its Snowflake wind project located in Navajo County, Arizona. The bid was submitted in connection with APS’ formal solicitation of Request for Proposals (RFP) which sought renewable energy between 15 and 100 MW from small renewable generation sources located entirely within Arizona, which thereby included NACEL Energy’s Snowflake project.

On May 26, 2010, the Company’s consultant, Renergix LLC, received written notification from APS that the Company’s Snowflake Project was not shortlisted among the projects which would be considered in APS’s detailed evaluation process of wind projects which might thereafter result in selection for final negotiation and possible contract execution and regulatory approval. With the Snowflake project not being included in APS’s 2010 evaluation process, the Company must re-evaluate the timetable for the development and completion process for the Snowflake project. As a result of the foregoing and the time needed to fully evaluate and determine what course of action to take with respect to the Snowflake project, the Company will likely shift its immediate focus and efforts to the development and completion of milestones relating to its other wind energy projects in Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: June 2, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, President